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                                                                     EXHIBIT g.2

                         PORTFOLIO MANAGEMENT AGREEMENT

                 NFJ Dividend, Interest & Premium Strategy Fund

        This Portfolio Management Agreement is executed as of February 15, 2005 by and between PA FUND MANAGEMENT LLC, a Delaware limited liability company (the "Manager"), and NFJ INVESTMENT GROUP L.P., a Delaware limited partnership (the "Portfolio Manager").

                                   WITNESSETH:

        That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.      SERVICES TO BE RENDERED BY THE PORTFOLIO MANAGER TO THE FUND.

        (a) Subject always to the direction and oversight of the Trustees of NFJ Dividend, Interest & Premium Strategy Fund (the "Fund"), a Massachusetts business trust, and the Manager, the Portfolio Manager, at its expense, will furnish continuously an investment program for the Fund with respect to the portion of the Fund's assets allocated from time to time and comprising its "Equity Component" (as such term is described and used in the Fund's current Prospectus) and will make all related investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and other investments for the Fund's Equity Component. In the performance of its duties, the Portfolio Manager (1) will comply with the provisions of the Fund's Fifth Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, including any amendments thereto (upon receipt of such amendments by the Portfolio Manager), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Portfolio Manager upon filing with the Securities and Exchange Commission (the "SEC")), (2) will use its best efforts to safeguard and promote the welfare of the Fund and (3) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Portfolio Manager in writing. The Portfolio Manager and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Fund and the Equity Component and to consult with each other and any other sub-adviser(s) to the Fund regarding the investment affairs of the Fund.

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        (b)     The Portfolio Manager shall be responsible for daily monitoring of the investment activities and portfolio holdings of the Equity Component in connection with Fund's compliance with the investment objectives, policies and restrictions of the Fund applicable to the Equity Component, as set forth in the Fund's current Prospectus and Statement of Additional Information. The Portfolio Manager shall also cooperate with and provide sufficient information to the Manager to assist the Manager in its monitoring of the investment activities and portfolio holdings of the Fund as a whole in connection with the Fund's overall compliance with the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder (the "1940 Act"), the Fund's compliance with the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information, and the Fund's satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. Notwithstanding the investment discretion delegated to the Portfolio Manager in paragraph (a) of this section, the Portfolio Manager shall act on any instructions of the Manager with respect to the investment activities of the Equity Component to ensure the Fund's compliance with the foregoing.

        (c) The Portfolio Manager, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund relating to the Equity Component, including verification and oversight of the pricing of the portfolio securities and other instruments comprising the Equity Component (but excluding determination of net asset value and shareholder accounting services).

        (d) In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Portfolio Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Portfolio Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine and communicate to the Portfolio Manager in writing, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and

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                research services to the Portfolio Manager or its affiliates an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager's overall responsibilities with respect to the Fund and to other clients of the Portfolio Manager and its affiliates as to which the Portfolio Manager and its affiliates exercise investment discretion. The Fund agrees that any entity or person associated with the Portfolio Manager or its affiliates which is a member of a national securities exchange is expressly authorized to effect any transaction on such exchange for the account of the Fund which is permitted by
                Section 11(a) of the Securities Exchange Act of 1934 (the "1934 Act").

        (e) The Portfolio Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Portfolio Manager pursuant to this Section 1.

2.      OTHER AGREEMENTS, ETC.

        It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, member, director, officer or employee of, or be otherwise interested in, the Portfolio Manager, and in any person controlled by or under common control with the Portfolio Manager, and that the Portfolio Manager and any person controlled by or under common control with the Portfolio Manager may have an interest in the Fund. It is also understood that the Portfolio Manager and persons controlled by or under common control with the Portfolio Manager have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

3.      COMPENSATION TO BE PAID BY THE MANAGER TO THE PORTFOLIO MANAGER.

        The Manager will pay the Portfolio Manager as compensation for the Portfolio Manager's services rendered and for the expenses borne by the Portfolio Manager pursuant to Section 1, a fee computed and paid monthly at the annual rate of 0.25% of the average daily total managed assets attributable to the Equity Component.

        For purposes of this Section 3, "total managed assets" means the total assets of the Fund (including any assets attributable to any preferred shares and borrowings that may be outstanding) minus accrued liabilities attributable to the Fund (other than liabilities representing borrowings). The average daily total managed assets of the Fund attributable to the Equity Component shall be determined by taking an average of all of the determinations of such amount during such month at the close of business on each business day during such month while this Agreement is in effect. Such fee from the Manager to the Portfolio Manager shall be payable for each month within 10 business

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        days after the end of the month. The Manager shall be responsible for determining the portion of the Fund's average daily total managed assets attributable to the Equity Component at any time and from time to time, and for otherwise calculating fees payable hereunder, provided that the Manager shall provide sufficient back-up information verifying any such determination to the Portfolio Manager upon request, and the Portfolio Manager reserves the right to challenge any calculation through discussions with the Manager if it has a reasonable basis for concluding that such calculation was in error.

        In the event that the Portfolio Manager has agreed to a fee waiver arrangement with the Manager, subject to such terms and conditions as the Manager and the Portfolio Manager may set forth in such agreement, the compensation due the Portfolio Manager hereunder shall be reduced to the extent required by such fee waiver arrangement.

        If the Portfolio Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.      ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

        This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Investment Management Agreement between the Manager and the Fund shall have terminated for any reason; and this Agreement shall not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or the Portfolio Manager.

5.      EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

        This Agreement shall become effective upon its execution, and shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

        (a) The Fund may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Portfolio Manager, or

        (b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or of the Portfolio Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance,

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                whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Portfolio Manager may continue to serve hereunder in a manner consistent with the 1940 Act, or

        (c) The Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Portfolio Manager, and the Portfolio Manager may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

                Action by the Fund under (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

                Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.      CERTAIN INFORMATION.

        The Portfolio Manager shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Portfolio Manager shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, (b) the Portfolio Manager shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, (c) there is a change in control of the Portfolio Manager or any parent of the Portfolio Manager within the meaning of the 1940 Act, or (d) there is a material adverse change in the business or financial position of the Portfolio Manager.

7.      CERTAIN DEFINITIONS.

        For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

        For the purposes of this Agreement, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder, subject, however, to such

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        exemptions as may be granted by the SEC under the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.      NONLIABILITY OF PORTFOLIO MANAGER.

        Notwithstanding any other provisions of this Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Portfolio Manager, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager, including its officers, directors and members, shall not be subject to any liability to the Manager, to the Fund, or to any shareholder, officer, director, partner or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.      LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

        A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

10.     EXERCISE OF VOTING RIGHTS.

        Except with the agreement (which may be evidenced by resolution) or on the specific instructions of the Trustees of the Fund or the Manager, the Portfolio Manager shall not exercise or procure the exercise of any voting right attaching to investments of the Fund.

11.     COUNTERPARTS.

        This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

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        IN WITNESS WHEREOF, PA FUND MANAGEMENT LLC and NFJ INVESTMENT GROUP L.P.
have each caused this instrument to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

PA FUND                                 NFJ INVESTMENT GROUP L.P.
MANAGEMENT LLC


By:     ANDREW MEYERS                   By:    BENNO FISCHER
        ----------------------------           ----------------------------
Name:   Andrew Meyers                   Name:  Benno J. Fischer
Title:  Managing Director               Title: Managing Director

Accepted and agreed to as of the
day and year first above written:

NFJ DIVIDEND, INTEREST & PREMIUM
STRATEGY FUND


By:     BRIAN SHLISSEL
        ----------------------------
Name:   Brian S. Shlissel
Title:  President and Chief Executive Officer